POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below, being a director or officer of Pruco Life Insurance Company ("Pruco Life"), constitutes and appoints William Wilcox, William J. Evers, Sun-Jin Moon, Jordan K. Thomsen, and Sean Bell, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission, in connection with where applicable: Registration statements of the appropriate forms prescribed by the Securities and Exchange Commission, and any other periodic documents and reports required under the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all amendments thereto executed on behalf of Pruco Life filed with the Securities and Exchange Commission for the Registrations listed on Schedule A.

IN WITNESS WHEREOF, I have hereunto set my hand this    1st  day of March, 2016.

       /s/ John Chieffo
John Chieffo

      /s/  Lori D. Fouché
Lori D. Fouché

      /s/ Bernard J. Jacob
Bernard J. Jacob

      /s/  Richard F. Lambert
Richard F. Lambert

      /s/ Kent D. Sluyter
Kent D. Sluyter

      /s/ Kenneth Y. Tanji
Kenneth Y. Tanji

IN WITNESS WHEREOF, I have hereunto set my hand this    7th  day of December, 2016.

      /s/ Christine Knight
Christine Knight

Schedule A

The Pruco Life Variable Appreciable Account [Reg. No. 811-03971] and flexible premium variable life insurance contracts [Reg. No. 002-89558 and Reg. No. 333-07451], to the extent they represent participating interests in said Account;

The Pruco Life PRUvider Variable Appreciable Account [Reg. No. 811-07040] and variable life insurance contracts [Reg. No. 033-49994], to the extent they represent participating interests in said Account;

The Pruco Life Variable Universal Account [Reg. No. 811-05826] and flexible premium variable universal life insurance contracts [Reg. No. 333-94117, Reg. No. 333-49332, Reg. No. 033-29181, Reg. No. 033-38271, Reg. No. 333-85115, Reg. No. 333-100057, Reg. No. 333-109284, Reg. No. 333-112808, Reg. No. 333-158634, and Reg. 333-205092], to the extent they represent participating interests in said Account;

The Pruco Life Variable Insurance Account [Reg. No. 811-03603] and scheduled premium variable life insurance contracts [Reg. No. 002-80513], to the extent they represent participating interests in said Account;

The Pruco Life Variable Contract Real Property Account [Reg. No. 333-202193] and individual variable life insurance contracts, to the extent they represent participating interests in said Account.